Exhibit 99.1 PRESS RELEASE, DATED AUGUST 11, 2021, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2022

EnerSys Reports First Quarter Fiscal 2022 Results

Reading, PA, USA, August 11, 2021 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2022, which ended on July 4, 2021.

First Quarter FY 22 Highlights
•Net sales of $815M up 16% vs. Q1'21 •Q1’22 backlog growth of $157M •GP 24% includes recent inflation pressure •Supply chain slowed Q1 shipments and earnings	•Credit Facility amended and extended to 2026 •Bank debt leverage at 1.95X •TPPL capacity of $300M per quarter on track •Solid progress on new product initiatives

Key Results from Operations by Segments ($ in millions)
	Q1 FY22	Q1 FY21	% Change
Energy Systems
Net Sales	$371.2	$353.4	5.0%
Operating Earnings	7.1	22.0	(67.8)
Adjusted Operating Earnings *	13.1	28.1	(53.6)
Motive Power
Net Sales	336.1	262.8	27.9
Operating Earnings	50.6	27.3	85.6
Adjusted Operating Earnings *	50.6	27.3	85.6
Specialty
Net Sales	107.6	88.7	21.3
Operating Earnings	11.0	5.3	109.5
Adjusted Operating Earnings *	11.4	5.8	98.7

* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.

Message from the CEO
We delivered a solid Q1, with extremely strong demand for our products and services throughout each of our business segments. Revenue was up 16% vs last year, but perhaps more importantly, up more than 4% from two years ago, with quarterly backlog growth of $157M. Like many industrial companies, we are facing supply chain challenges that are restraining revenue and earnings growth, especially in our first half of F22. While we are being cautious due to the fluidity of lingering COVID impacts, we remain optimistic that consistently robust orders, a strong backlog, recent pricing actions and a steadily improving supply chain will sequentially benefit our second half. We expect our adjusted diluted earnings per share to be between $1.03 and $1.13 in our second fiscal quarter with sequential impacts from the acceleration of investment in our new EV fast charging program along with our global annual wage increases moving from April 1 to July 1.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2022 was $43.9 million, or $1.01 per diluted share, which included an unfavorable highlighted net of tax impact of $10.5 million, or $0.24 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2021 was $35.2 million, or $0.82 per diluted share, which included an unfavorable highlighted net of tax impact of $4.2 million, or $0.10 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2022, on a non-GAAP basis, were $1.25, which met the guidance of $1.15 to $1.25 per diluted share for the first quarter given by the Company on May 26, 2021. These earnings compare to the prior year first quarter adjusted Net earnings of $0.92 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 4, 2021 and July 5, 2020.

Net sales for the first quarter of fiscal 2022 were $814.9 million, an increase of 15.6% from the prior year first quarter net sales of $704.9 million and increased 0.2% sequentially from the fourth quarter of fiscal 2021 net sales of $813.5 million. The increase from the prior year quarter was the result of a 12% increase in organic volume resulting from the easing of the pandemic and a 4% increase in foreign currency translation impact.

The Company’s operating results for its business segments for the first quarters of fiscal 2022 and 2021 are as follows:

	Quarter ended
	($ millions)
	July 4, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$371.2	$336.1	$107.6	$814.9

Operating Earnings	$6.6	$42.1	$12.2	$60.9
Restructuring and other exit charges	0.5	8.5	(1.2)	7.8
Amortization of identified intangible assets from recent acquisitions	6.0	—	0.4	6.4
Adjusted Operating Earnings	$13.1	$50.6	$11.4	$75.1

	Quarter ended
	($ millions)
	July 5, 2020
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$353.4	$262.8	$88.7	$704.9

Operating Earnings	$21.5	$26.5	$5.2	$53.2
Restructuring and other exit charges	0.5	0.8	0.1	1.4
Amortization of identified intangible assets from recent acquisitions	6.0	—	0.4	6.4
Acquisition activity expense	0.1	—	0.1	0.2
Adjusted Operating Earnings	$28.1	$27.3	$5.8	$61.2

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	July 4, 2021		July 5, 2020
Net Earnings reconciliation
As reported Net Earnings	$43.9		$35.2
Non-GAAP adjustments:
Restructuring and other exit charges	7.8	(1)	1.4	(1)
Amortization of identified intangible assets from recent acquisitions	6.4	(2)	6.4	(2)
Acquisition activity expense	—		0.2	(3)
Income tax effect of above non-GAAP adjustments	(3.7)		(1.9)
Swiss Tax Reform	$—		$(1.9)
Non-GAAP adjusted Net Earnings	$54.4		$39.4

Outstanding shares used in per share calculations
Basic	42,700,329		42,385,888
Diluted	43,537,344		42,932,054
Non-GAAP adjusted Net Earnings per share:
Basic	$1.28		$0.93
Diluted	$1.25		$0.92

Reported Net Earnings (Loss) per share:
Basic	$1.03		$0.83
Diluted	$1.01		$0.82
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 4, 2021	July 5, 2020
	Pre-tax	Pre-tax
(1) Restructuring and other exit charges - Energy Systems	0.5	0.5
(1) Restructuring and other exit charges - Motive Power	8.5	0.8
(1) Restructuring and other exit charges - Specialty	(1.2)	0.1
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	6.0	6.0
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	0.4
(3) Acquisition activity expense - Energy Systems	—	0.1
(3) Acquisition activity expense - Specialty	—	0.1
Total Non-GAAP adjustments	$14.2	$8.0

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 4, 2021	July 5, 2020
Net sales	$814.9	$704.9
Gross profit	193.2	175.0
Operating expenses	124.5	120.4
Restructuring and other exit charges	7.8	1.4
Operating earnings	60.9	53.2
Earnings before income taxes	52.3	41.6
Income tax expense	8.4	6.4
Net earnings attributable to EnerSys stockholders	$43.9	$35.2

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.03	$0.83
Diluted	$1.01	$0.82
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,700,329	42,385,888
Diluted	43,537,344	42,932,054

ENERSYS
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	July 4, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$406,233	$451,808
Accounts receivable, net of allowance for doubtful accounts: July 4, 2021 - $12,607; March 31, 2021 - $12,992	580,961	603,581
Inventories, net	563,914	518,247
Prepaid and other current assets	148,692	117,681
Total current assets	1,699,800	1,691,317
Property, plant, and equipment, net	499,185	497,056
Goodwill	712,877	705,593
Other intangible assets, net	423,594	430,898
Deferred taxes	65,940	65,212
Other assets	71,049	72,721
Total assets	$3,472,445	$3,462,797
Liabilities and Equity
Current liabilities:
Short-term debt	$40,260	$34,153
Accounts payable	293,377	323,876
Accrued expenses	271,106	318,959
Total current liabilities	604,743	676,988
Long-term debt, net of unamortized debt issuance costs	1,020,416	969,618
Deferred taxes	77,384	76,412
Other liabilities	202,476	196,203
Total liabilities	1,905,019	1,919,221
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at July 4, 2021 and at March 31, 2021	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,614,974 shares issued and 42,511,136 shares outstanding at July 4, 2021; 55,552,810 shares issued and 42,753,020 shares outstanding at March 31, 2021	556	555
Additional paid-in capital	553,627	554,168
Treasury stock at cost, 13,103,838 shares held as of July 4, 2021 and 12,799,790 shares held as of March 31, 2021	(594,823)	(563,481)
Retained earnings	1,706,072	1,669,751
Contra equity - indemnification receivable	(5,355)	(5,355)
Accumulated other comprehensive loss	(96,474)	(115,883)
Total EnerSys stockholders’ equity	1,563,603	1,539,755
Nonredeemable noncontrolling interests	3,823	3,821
Total equity	1,567,426	1,543,576
Total liabilities and equity	$3,472,445	$3,462,797

ENERSYS
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	July 4, 2021	July 5, 2020
Cash flows from operating activities
Net earnings	$43,929	$35,183
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,433	23,657
Write-off of assets relating to exit activities	2,141	471
Derivatives not designated in hedging relationships:
Net losses (gains)	6	(262)
Cash (settlements) proceeds	(14)	467
Provision for doubtful accounts	1,039	96
Deferred income taxes	145	(54)
Non-cash interest expense	518	518
Stock-based compensation	3,659	5,053
Gain on disposal of property, plant, and equipment	4	73
Changes in assets and liabilities:
Accounts receivable	24,834	92,752
Inventories	(46,307)	14,852
Prepaid and other current assets	(15,595)	2,672
Other assets	344	718
Accounts payable	(36,746)	(40,609)
Accrued expenses	(50,314)	(18,571)
Other liabilities	(219)	(452)
Net cash (used in) provided by operating activities	(48,143)	116,564

Cash flows from investing activities
Capital expenditures	(16,435)	(26,330)
Proceeds from disposal of facility	3,268	—
Proceeds from disposal of property, plant, and equipment	49	50
Net cash used in investing activities	(13,118)	(26,280)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	5,512	(987)
Proceeds from 2017 Revolver borrowings	65,700	35,000
Repayments of 2017 Revolver borrowings	(5,700)	(55,000)
Repayments of 2017 Term Loan	(11,447)	(8,402)
Option proceeds, net	386	479
Payment of taxes related to net share settlement of equity awards	(4,803)	(3,135)
Purchase of treasury stock	(31,512)	—
Dividends paid to stockholders	(7,435)	(7,428)
Other	214	11
Net cash provided by (used in) financing activities	10,915	(39,462)
Effect of exchange rate changes on cash and cash equivalents	4,771	6,578
Net (decrease) increase in cash and cash equivalents	(45,575)	57,400
Cash and cash equivalents at beginning of period	451,808	326,979
Cash and cash equivalents at end of period	$406,233	$384,379

EnerSys also announced that it will host a conference call to discuss the Company's first quarter fiscal 2022 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, August 12, 2021 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, August 12, 2021
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	4759148

A replay of the conference call will be available from 12:00 a.m. on August 12, 2021 through 12:00 a.m. on September 11, 2021.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	4759148

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Website: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2021. No undue reliance should be placed on any forward-looking statements.